UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
333-152798 (Commission File Number)	98-0537383 (IRS Employer Identification No.)

919 Milam Street, Suite 2300, Houston, Texas, 77002
(Address of principal executive offices and Zip Code)

(713) 651-0060
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On August 17, 2011, Circle Star Energy Corp. (the “Company”) closed a private placement of shares (the “Shares”).  Under the terms of the private placement, the Company issued 1,540,000 shares of common stock of the Company at a price of $0.25 per share to "Accredited Investors" (as defined in Rule 501(a) of the United States Securities Act of 1933, as amended (the “Securities Act”)).  The Shares were not, and will not be, registered under the Securities Act, or the laws of any state of the United States.  Accordingly, the Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Shares were placed pursuant to exemptions from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and Section 4(2) thereof.

Item 5.02  Election of Directors.

The Board of Directors (the “Board”) of the Company increased the size of the Board to consist of three members and pursuant to Article 3, Section 9 of the Bylaws of the Company, Terry W. Dorris was appointed by the Board as a director of the Company, effective August 17, 2011, to fill the vacancy.

Mr. Dorris is currently employed by The Rudman Partnership of Dallas Texas ("TRP"),  which he joined in 2004. TRP was founded by the legendary Texas wildcatter M.B. “Duke” Rudman. As the second highest ranking executive officer, and a minority partner in the Rudman family’s real estate and oil & gas investment business, Mr. Dorris shares in the supervision of all TRP operations, employees and entities. During Mr. Dorris’ tenure at TRP, the firm has administered, owned, bought or sold oil & gas and real estate interests in 24 states, including approximately 2,100 oil and gas wells, and 17,000 acres of undeveloped real estate, as well as residential subdivisions, retail tracts, office buildings, and a surgical hospital in Frisco, Texas.

From 1999 to 2007, Mr. Dorris served as the sole independent Director of Rogue 3 Hospitality Leasing, Inc., formed to facilitate a $500 million motel property sale and lease-back financing transaction, between affiliates of Red Roof Inns, Inc. and Berkshire Hathaway Credit Corporation. In 2001, Mr. Dorris helped launch Cano Energy Corporation, and served as its Executive Vice President, General Counsel, and Secretary. From 1997 to 2000, Mr. Dorris held various positions with the Crescent Real Estate group, serving as a Vice President, General Counsel and Secretary of Crescent Operating, Inc. that operated a portfolio of assets of nearly $1 billion, after serving as the Assistant General Counsel of Crescent Real Estate Equities Company a publicly held real estate investment trust which owned a portfolio of assets with a value of over $4 billion.

Commencing in 1989 and up to 1997, Mr. Dorris engaged in private law practice in the Dallas/Fort Worth area providing legal counsel to a variety of businesses, including lending institutions, small oil and gas exploration, production and operating companies and their related securities firms, as well as real estate owners and operators. Mr. Dorris graduated from The University of Texas at Austin in 1985 with a B.B.A. in Management. Mr. Dorris received his M.B.A. and J.D. (with Honors) degrees from University of Memphis in 1989, where he also served as the Articles Editor for the Law Review.

Item 7.01   Regulation FD Disclosure

The Company released a press release attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01   Exhibits

Exhibit Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP.

By: /s/ David Brow
Name:	David Brow
Title	President

Dated: August 17, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release